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                                                                    EXHIBIT 24.1
                                                                    ------------


                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James V. Adam and Lori-jean Gille, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of MGI PHARMA, INC., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                       Title                        Date
     ---------                       -----                        ----


  /s/ Charles N. Blitzer
--------------------------      President, Chief Executive      July 28, 1997
Charles N. Blitzer              Officer and Director
                                (principal executive officer)

  /s/ James V. Adam
----------------------------    Vice President, Chief
James V. Adam                   Financial Officer
                                (principal financial and
                                accounting officer)

  /s/ Frederick W. Armstrong
----------------------------    Director                        July 25, 1997
Frederick W. Armstrong


  /s/ Charles E. Austin
----------------------------    Director                        July 28, 1997
Charles E. Austin


  /s/ David E. Collins
----------------------------    Director                        July 28, 1997
David E. Collins


  /s/ Hugh E. Miller
----------------------------    Director                        July 28, 1997
Hugh E. Miller


  /s/ Timothy G. Rothwell
----------------------------    Director                        July 29, 1997
Timothy G. Rothwell


  /s/ Lee J. Schroeder
----------------------------    Director                        July 28, 1997
Lee J. Schroeder